TO

THE TRANSFER AGENCY SERVICES AGREEMENT

BETWEEN

GLOBAL X MANAGEMENT COMPANY, LLC

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of 4/25/2012

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X FTSE Nordic Region ETF

Global X FTSE Denmark 20 ETF

Global X FTSE Finland 25 ETF

Global X FTSE Norway 30 ETF

Global X FTSE Argentina 20 ETF

Global X FTSE Colombia 20 ETF

Global X Pakistan KSE-30 ETF

Global X Emerging Africa ETF

Global X FTSE United Arab Emirates 20 ETF

Global X China Consumer ETF

Global X China Energy ETF

Global X China Financials ETF

Global X China Industrials ETF

Global X China Materials ETF

Global X NASDAQ China Technology ETF

Global X Copper Miners ETF

Global X Pure Gold Miners ETF

Global X Platinum Miners ETF

Global X Silver Miners ETF

Global X Brazil Consumer ETF

Global X Brazil Financials ETF

Global X Brazil Industrials ETF

Global X Brazil Materials ETF

Global X Brazil Utilities ETF

Global X Brazil Mid Cap ETF

Global X China Mid Cap ETF

Global X Aluminum ETF

Global X Lithium ETF

Global X Uranium ETF

Global X Gold Explorers ETF

Global X Next 11 ETF

Global X FTSE ASEAN 40 ETF

4/25/2012	Page 1

Global X FTSE Andean 40 ETF

Global X S&P/TSX Venture 30 Canada ETF

Global X Auto ETF

Global X UK Small-Cap ETF

Global X Hong Kong Small-Cap ETF

Global X Germany Small-Cap ETF

Global X Singapore Small-Cap ETF

Global X South Korea Small-Cap ETF

Global X Taiwan Small-Cap ETF

Global X Rare Earths ETF

Global X Strategic Metals ETF

Global X Fertilizers/Potash ETF

Global X SuperDividend ETF

Global X Canada Preferred ETF

Global X MLP ETF

Global X MLP Natural Gas ETF

Global X FTSE Portugal 20 ETF

Global X FTSE Ukraine ETF

Global X FTSE Greece 20 ETF

Global X Hungary ETF

Global X Luxembourg ETF

Global X FTSE Morocco 20 ETF

Global X Czech Republic ETF

Global X Slovakia ETF

Global X Qatar ETF

Global X Kuwait ETF

Global X Nigeria ETF

Global X FTSE Bangladesh ETF

Global X FTSE Sri Lanka ETF

Global X Kazakhstan ETF

Global X FTSE Frontier Markets ETF

Global X Central America ETF

Global X Central and Northern Europe ETF

Global X Southern Europe ETF

Global X Eastern Europe ETF

Global X Central Asia ETF

Global X Sub-Saharan Africa ETF

Global X S&P Pan Arab

Global X FTSE Toll Roads & Ports ETF

Global X FTSE Railroads ETF

Global X Land ETF

Global X Cement ETF

Global X Advanced Materials ETF

Global X Social Media Index ETF

Global X NASDAQ 500 ETF

Global X NASDAQ 400 Mid Cap ETF

4/25/2012	Page 2

Global X NASDAQ 100 Global Technology Index ETF

Global X Permanent ETF

Global X SuperIncome & MLP Index ETF

Global X SuperIncome Preferred ETF

Global X SuperIncome REIT ETF

Global X Risk Parity ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY:_________________________________

NAME:

TITLE:

4/25/2012	Page 3